SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2006

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition

Item 9.01	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

Item 2.02  Results of Operations and Financial Condition

On June 6, 2006, Hewlett-Packard Company (“HP”) issued a press release announcing that it had been notified by the U.S. Internal Revenue Service (the “IRS”) that the Joint Committee on Taxation of the U.S. Congress had approved, and the IRS had signed, a settlement agreement between HP and the IRS relating to an IRS audit of HP’s tax returns for the 1996 through 1998 fiscal years. Because the settlement agreement was signed by the IRS after the end of HP’s recently completed fiscal quarter ended April 30, 2006 and before HP had filed its financial statements as part of its Quarterly Report on Form 10-Q for that quarter, the applicable accounting rules required HP to update its financial statements for that completed fiscal quarter to reflect the impact of the settlement agreement. Accordingly, HP revised its previously announced financial results for its fiscal quarter ended April 30, 2006. The revisions resulted in a positive impact on HP’s second quarter net income of approximately $443 million, or $0.15 per diluted share.

As a result of the settlement agreement, HP recorded a decrease to income tax expense and a corresponding increase to net earnings of approximately $443 million. There was no impact to earnings before taxes. The $443 million decrease to income tax expense resulted from reductions to net income tax accruals for fiscal years 1996 through 1998 relating primarily to the resolution of issues with respect to Puerto Rico manufacturing tax incentives and export tax incentives, to other issues involving HP’s non-U.S. operations, and to interest accruals.

HP updated its financial results for its fiscal quarter ended April 30, 2006 for the sole purpose of reflecting the financial impact of the IRS settlement agreement in accordance with applicable accounting rules. The updated financial results do not reflect any other changes or adjustments to HP’s previously announced financial results for that fiscal quarter.

The text of the press release is furnished herewith as part of Exhibit 99.1. The press release also includes HP’s updated estimates of its diluted earnings per share for its fiscal year ending October 31, 2006.

The updated non-GAAP consolidated condensed statements of earnings and the GAAP consolidated condensed statements of cash flows for the fiscal quarter ended April 30, 2006 furnished as part of Exhibit 99.1 to this Form 8-K reflect the financial impact of the IRS settlement agreement and amend and supersede the non-GAAP consolidated condensed statements of earnings and the GAAP consolidated condensed statements of cash flows furnished as Exhibit 99.1 to HP’s Current Report on Form 8-K filed on May 16, 2006 in connection with HP’s original announcement of its financial results for its fiscal quarter ended April 30, 2006 (the “Original Form 8-K”). The updated GAAP consolidated condensed statements of earnings and consolidated condensed balance sheets for the fiscal quarter ended April 30, 2006 filed as Exhibit 99.2 to this Form 8-K also reflect this new information and amend and supersede the GAAP consolidated condensed statements of earnings and the consolidated condensed balance sheets filed as Exhibit 99.2 to the Original Form 8-K.

The information included in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”). Exhibit 99.2 is filed for purposes of Section 18 of the Exchange Act, and therefore may be incorporated by reference into filings under the Securities Act.

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides certain non-GAAP financial measures. Each of these non-GAAP measures is among the primary indicators management uses as a basis for planning and forecasting future periods. We believe that these non-GAAP measures provide both management and investors with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of HP’s financial performance, liquidity and prospects for the future. This non-GAAP information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Additional information about HP’s use of non-GAAP financial information is included in Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1

Text of HP’s press release relating to its updated financial results for its fiscal quarter ended April 30, 2006 with HP’s updated non-GAAP consolidated condensed statements of earnings, updated GAAP consolidated condensed statements of cash flows and other updated financial information for its fiscal quarter ended April 30, 2006 (furnished herewith).

Exhibit 99.2	HP’s updated GAAP consolidated condensed statements of earnings and updated consolidated condensed balance sheets for its fiscal quarter ended April 30, 2006 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

Date: June 6, 2006	By:	/s/ Charles N. Charnas
Name: Charles N. Charnas
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1

Text of HP’s press release relating to its updated financial results for its fiscal quarter ended April 30, 2006 with HP’s updated non-GAAP consolidated condensed statements of earnings, updated GAAP consolidated condensed statements of cash flows and other updated financial information for its fiscal quarter ended April 30, 2006 (furnished herewith).

Exhibit 99.2	HP’s updated GAAP consolidated condensed statements of earnings and updated consolidated condensed balance sheets for its fiscal quarter ended April 30, 2006 (filed herewith).